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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of MyPoints.com, Inc. of our report, dated January 21, 2000 (except for the last paragraph of Note 10, as to which the date is March 29, 2000) relating to the financial statements of itarget.com, which appear in the Current Report on Form 8-K/A of CyberGold, Inc. dated June 13, 2000. We also consent to the reference to our firm under the caption "Experts."


/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 21, 2000